Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38030) pertaining to the 1998 Stock Plan of NetRatings, Inc. and 1999 Employee Stock Purchase Plan of NetRatings, Inc., the Registration Statement (Form S-8 No. 333-98857) pertaining to the 1998 Stock Plan of NetRatings, Inc., 1999 Employee Stock Purchase Plan of NetRatings, Inc. and Options Assumed by NetRatings, Inc. and Granted Under the ACNielsen eRatings.com 2002 Option Plan, the Registration Statement (Form S-3 No. 333-90160) dated June 10, 2002, the Registration Statement (Form S-3 No. 333-99283) dated September 6, 2002, the Registration Statement (Form S-8 No. 333-113133) dated February 27, 2004, the Registration Statement (Form S-8 No. 333-121058) dated December 7, 2004 and in the related Prospectuses, of our report dated March 9, 2006, with respect to the consolidated financial statements of NetRatings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

New York, New York
March 13, 2006